Exhibit 10.1
LIMITED WAIVER AND CONSENT dated as of February 28, 2023 (this “Waiver”), among BRIGHT HEALTH GROUP, INC. (the “Company”), the other LOAN Parties party hereto, and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”).
Reference is made to the Credit Agreement dated as of March 1, 2021 (as amended by the First Amendment dated as of August 2, 2021, the Second Amendment dated as of November 20, 2021, the Third Amendment dated as of November 8, 2022, and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among the Company, the Lenders party thereto and the Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
By Notice of Default dated February 13, 2023, the Company notified the Administrative Agent of the Company’s failure to maintain the Minimum Liquidity as required pursuant to Section 11.12.2 of the Credit Agreement. The Administrative Agent promptly provided such Notice of Default to the Lenders.
The Company has requested, and the Administrative Agent and the Lenders party hereto (which constitute the Required Lenders) agree, in accordance with Section 15.1 of the Credit Agreement, to grant a temporary waiver of compliance with Section 11.12.2 of the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Temporary Waiver and Consent. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof:
(a)Other than with respect to Sections 2.1.2(c), 11.4(b)(ii) (except with respect to the sale, transfer or other disposition of DocSquad, LLC which the Required Lenders hereby permit the Company to consummate notwithstanding the foregoing or any of the provisions of Section 11.4(b)(ii) of the Credit Agreement to the contrary) and 12.2.1(b) (except with respect to any Letters of Credit to be issued for the sole purpose of replacing Letters of Credit issued in connection with surety bonds required by the Centers for Medicare and Medicaid Services (“CMS”), such replacement Letters of Credit not to exceed the aggregate amount of issued CMS-required Letters of Credit on the date of this Waiver) of the Credit Agreement, but for all other purposes of the Credit Agreement and the other Loan Documents, the Lenders party hereto hereby grant a one-time waiver during the Waiver Period (as defined below) of any Unmatured Event of Default or Event of Default that may have resulted, or may hereafter result, solely as a result of the failure by the Company to comply with Section 11.12.2 of the Credit Agreement for the period commencing on January 25, 2023 and ending on and including April 30, 2023 (the “Waiver Period”) and herby waive, during the Waiver Period only, the requirements of the Company to comply with 11.12.2.
(b)In the event that (i) the Company breaches any of the covenants set forth in Section 2 hereof during the Waiver Period or (ii) an Event of Default, other than an Event of Default that is waived pursuant to Section 1(a) hereof, occurs, this Waiver (other than Sections 6, 7, 8, 9 and 10) shall automatically terminate and cease to be of any further force and effect without any notice or any other action on the part of the Administrative Agent, any Lender or any other Person.

Section 2.Covenants. From and after the Waiver Effective Date and during the Waiver Period, the Company agrees that it will:
(a)Minimum Liquidity. Not permit the Minimum Liquidity to be less than (i) $75,000,000 at any time during the period commencing on the Waiver Effective Date and ending on and including March 3, 2023 and (ii) $85,000,000 at any time thereafter during the Waiver Period.
(b)Certain Baskets Unavailable During Waiver Period. Not, and not permit any Subsidiary to, (i) create, incur or assume or suffer to exist any Debt pursuant to Section 11.1(i) of the Credit Agreement (other than Debt outstanding on the Waiver Effective Date and Debt in an aggregate principal amount not to exceed $10,000,000 at any time outstanding); (ii) create or permit to exist any Liens in an aggregate principal amount pursuant Section 11.2(s) of the Credit Agreement (other than Liens outstanding on the Waiver Effective Date and Liens securing obligations in an aggregate amount not to exceed $5,000,000 at any time outstanding); (iii) make any Restricted Payments pursuant to Sections 11.3(iii) or 11.3(v) of the Credit Agreement (other than Restricted Payments pursuant to such clauses in aggregate amount not to exceed $3,000,000 during the Waiver Period for the purpose of withholding or similar taxes payable or expected to be payable by any future, current or former employee, director, or officer (or any of their respective immediate family members) of the Company or any Subsidiary of the Company in connection with the exercise or vesting of Equity Interests or other equity awards or any repurchases, redemptions, acquisitions, retirements or withholdings of Equity Interests in connection with any exercise of Equity Interests or other equity options or warrants or the vesting of Equity Interests or other equity awards if such Equity Interests represent all or a portion of the exercise price of, or withholding obligation with respect to, such options or, warrants or other Equity Interests or equity awards), (iv) make any Acquisitions under Section 11.4(viii) of the Credit Agreement (other than the Acquisition, approved after the date hereof (including with respect to the terms of any seller financing or earn-out arrangements relating thereto) by prior written consent of Required Lenders, by the Company or one of its Subsidiaries of all or a portion of the Equity Interests of the acquisition target previously and separately identified to the Administrative Agent and the Lenders); or (v) (A) make any Investment pursuant to Section 11.9(d) of the Credit Agreement or (B) make or permit to exist any Investment pursuant to Section 11.9(i) of the Credit Agreement in an aggregate amount at any one time outstanding of more than $2,000,000.
(c)Cash Flow Forecast and Budget to Actual Reconciliation.
(i)At or prior to 5:00 p.m., New York time, on March 3, 2023, deliver to the Administrative Agent a preliminary thirteen (13)-week cash flow forecast;

(ii)At or prior to 5:00 p.m., New York time, on each of March 31, 2023 and April 30, 2023, deliver to the Administrative Agent a final thirteen (13)-week cash forecast (including, in the case of the March 31, 2023 forecast, a bridge analysis to the monthly cash flow report provided to the Administrative Agent and the Lenders on January 20, 2023), such forecast to be in customary form and to provide a level of detail substantially similar to forecasts previously delivered to the Administrative Agent and the Lenders;
(iii)At or prior to 5:00 p.m., New York time, on each of April 15, 2023 and April 30, 2023, deliver to the Administrative Agent a report in customary form and which provides a level of detail substantially similar to the reports previously delivered to the Administrative Agent and the Lenders, reconciling the Company’s actual financial results through each of April 7, 2023 (with respect to the April 15, 2023 report) and April 21, 2023 (with respect to the April 30, 2023 report), respectively, with the projections contained in the thirteen (13)-week cash flow forecast delivered on March 31, 2023.
(d)Cash Balance Report. At or prior to 5:00 p.m., New York time, on each Business Day during the Waiver Period, deliver to the Administrative Agent a report in form reasonably satisfactory to the Administrative Agent setting forth the aggregate amount of Unrestricted Cash of the Loan Parties as of the close of business on the prior Business Day.
(e)Collateral Information. (i) No later than March 3, 2023, deliver to the Administrative Agent an updated Perfection Certificate and bring-down Lien search results for each of the Loan Parties from the Office of the Secretary of State of the jurisdiction of organization of such Loan Party, and (ii) no later than March 15, 2023, deliver to the Administrative Agent a cash management system schematic in form reasonably satisfactory to the Administrative Agent that outlines the Loan Parties’ deposit accounts and that specifies how cash flows through such deposit accounts.
(f)Waiver Covenant Breach Notice. Promptly after a Responsible Officer of the Company obtains actual knowledge of any breach by the Company of any of the covenants set forth in this Section 2, provide written notice thereof to the Administrative Agent.
Section 3.Other Agreements.
(a)Regulated Subsidiaries. The Company acknowledges and agrees that, notwithstanding anything to the contrary in the Credit Agreement, and for avoidance of doubt, each of Bright Health Insurance Company of Florida and Bright HealthCare Insurance Company of Texas shall constitute a “Significant Subsidiary” for purposes of (a) Section 13.1(c) of the Credit Agreement and (b) this Waiver and the covenants and agreements set forth herein.
(b)Receivership, etc. The Company further agrees that the 90-day period specified in Section 13.1(c) shall not apply (i.e., the appointment of a trustee, receiver or other custodian for the Company or any of its Significant Subsidiaries or for a substantial part of the property of any thereof shall constitute and immediate Event of Default under the Credit Agreement).
(c)Notice of Regulator Action. The Company shall promptly notify the Administrative Agent if any insurance regulator (i) has threatened (in writing) to place the Company or any of its Significant Subsidiaries in receivership or (ii) has otherwise threatened (in writing) to take any material regulatory action in respect of the Company or any of its Significant Subsidiaries.
(d)Management Fees. The Company shall use all commercially reasonable efforts (including under available regulatory processes) to timely collect all management fees due to the Company and its Significant Subsidiaries from applicable payors.
Section 4.Representations and Warranties. The Company represents and warrants that as of the date hereof and the Waiver Effective Date:
(a)After giving effect to this Waiver, the representations and warranties contained in Section IX of the Credit Agreement are true and correct (other than any Unmatured Events of Default or Events of Default that are being waived pursuant to Section 1 hereof) (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects; except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.
(b)After giving effect to this Waiver, no Unmatured Event of Default or Event of Default has occurred and is continuing (other than any Unmatured Events of Default or Events of Default that are being waived pursuant to Section 1 hereof).
Section 5.Conditions to Effectiveness.
This Waiver shall become effective on the first date (the “Waiver Effective Date”) on which the Administrative Agent shall have received executed counterparts of this Waiver by (i) the Company, (ii) each of the other Loan Parties, (iii) the Administrative Agent and (iv) the Required Lenders.
The Administrative Agent shall notify the Company and the Lenders of the Waiver Effective Date and such notice shall be conclusive and binding.
Section 6.Fees and Expenses.
(a)The Company agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by it (i) in connection with this Waiver, including the reasonable and documented or invoiced out-of-pocket fees, expenses, disbursements and other charges of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and (ii) if and when deemed reasonably necessary or appropriate by the Administrative Agent, either prior to or following the expiry of the Waiver Period, the reasonable and documented or invoiced out-of-pocket fees, expenses, disbursements and other charges of one firm of counsel experienced in healthcare regulatory issues in each relevant jurisdiction in which a Significant

Subsidiary that is an Insurance Subsidiary is formed, incorporated or organized, as reasonably determined by the Administrative Agent.

(b)For the avoidance of doubt, the Company agrees to pay, upon receipt of written invoice with reasonable detail, the reasonable and documented fees and out-of-pocket expenses related to any engagement by the Administrative Agent on its own behalf or on behalf of the Lenders of one firm of financial advisors for the Administrative Agent and the Lenders in connection with, as a result of or related to, this Waiver or the events giving rise to this Waiver or any matter arising therefrom, and that such reasonable and documented hourly fees and out-of-pocket expenses are deemed to be out-of-pocket expenses within the scope of Section 15.4.1 of the Credit Agreement; provided that the Company shall not be required to reimburse the Administrative Agent or the Lenders for any “success fee”, “transaction-based fee” or similar fee that may be or become payable to any such financial advisor and such fees shall not be deemed to be reasonable out-of-pocket expenses under the scope of Section 15.4.1 of the Credit Agreement.
Section 7.Counterparts.
This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to this Waiver and/or any document to be signed in connection with this Waiver and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.
Section 8.Governing Law; Waiver of Right to Trial by Jury, Etc.
THIS WAIVER AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION ARISING UNDER OR RELATED TO THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW DOCTRINES. The provisions of Sections 15.4, 15.6, 15.7, 15.15, 15.20 and 15.24 of the Credit Agreement are hereby incorporated by reference as if set forth in full herein, mutatis mutandis.
Section 9.Headings.
The headings of this Waiver are for purposes of reference only and shall not be deemed to limit, amplify or modify the terms of this Waiver, nor affect the meaning hereof.
Section 10.Effect of Waiver; References to the Credit Agreement.
Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent or any other Secured Party under the Credit Agreement or any agreement or document relating thereto, and except as expressly provided in this Waiver, shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any such other agreement or document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Waiver shall not, and shall not be deemed to, establish a custom or course of dealing (including, without limitation, the establishment of a custom or course of dealing requiring the Administrative Agent or any other Secured Parties to notify the Company of (i) any Unmatured Event of Default or Event of Default, (ii) its obligations under the Credit Agreement, or (iii) the exercise of any rights of the Administrative Agent or any other Secured Party under the Credit Agreement, any of the other Loan Documents, or at law and in equity). This Waiver shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. On and after the Waiver Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as waived and consented to hereby. Nothing herein shall entitle the Company to a consent to, or a waiver, extension, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any agreement or document relating thereto in any similar or different circumstances.

Section 11.Conduct of Administrative Agent and Secured Parties; Release of Claims.

The Borrower and the other Loan Parties, (collectively, the “Releasors”), acknowledge and agree that through the date hereof, each Secured Party has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Releasors in connection with this Agreement and in connection with the Obligations, the Credit Agreement, and the other Loan Documents, and the obligations and liabilities of the Releasors existing thereunder or arising in connection therewith, and the Releasors hereby waive and release any claims to the contrary. The Releasors hereby release, acquit, and forever discharge each Secured Party and its Affiliates (including, without limitation, its parent and its subsidiaries) and their respective officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former (collectively, the “Secured Party Affiliates”) from any and all manner of losses, costs, defenses, damages, liabilities, deficiencies, actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims, demands, and expenses whatsoever, asserted or unasserted, known or unknown, foreseen or unforeseen, in contract, tort, law or equity (generically, “Claims”), prior to, through, and including this date, that any Releasor has or may have against any Secured Party and/or any Secured Party Affiliate by reason of any action, failure to act, event, statement, accusation, assertion, matter, or thing whatsoever arising from or based on facts occurring prior to the effectiveness of this Waiver that arises out of or is connected to the Loan Documents or the Obligations. Each of the Releasors hereby unconditionally and irrevocably agrees that it will not sue any Secured Party or any Secured Party Affiliate on the basis of any Claim released, remised, and discharged by such Releasor pursuant to this paragraph. If any Releasor violates the foregoing covenant, each Releasor, agrees to pay, in addition to such other damages as any Secured Party or any Secured Party Affiliate may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by any Secured Party or any Secured Party Affiliate as a result of such violation.

Section 12.Reaffirmations by Loan Parties.

Each of the Loan Parties, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or acts as a guarantor, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (b) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for, or guaranteed, the Obligations under the Loan Documents, ratifies and reaffirms such grant of security interests and liens and such guarantee and confirms and agrees that such security interests and liens hereafter secure all of the Obligations.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first above written.

BRIGHT HEALTH GROUP, INC.,
as the Company

By: /s/ Jeff Craig
Name: Jeff Craig
Title: General Counsel and Corporate Secretary

BRIGHT HEALTH MANAGEMENT, INC.
BRIGHT HEALTH SERVICES, INC.
MEDICAL PRACTICE HOLDING
COMPANY, LLC
BRIGHTHEALTH NETWORKS, LLC
NEUEHEALTH ADVANTAGE ACO, LLC
NEUEHEALTH PREMIER ACO, LLC
NEUEHEALTH PARTNERS, LLC
NEUEHEALTH PARTNERS OF FLORIDA,
LLC
NEUEHEALTH PARTNERS OF
CALIFORNIA, LLC
NEUEHEALTH LLC
DOCSQUAD, LLC
NEUEHEALTH COMMUNITY ACO, LLC
NEUEHEALTH PARTNERS FLORIDA RBE,
LLC
NEUEHEALTH PARTNERS TEXAS RBE,
LLC
as Guarantors
By: /s/ Jeff Craig
Name: Jeff Craig
Title: Secretary
[Signature Page to Limited Waiver and Consent to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Lender

By: /s/ Joon Hur
Name: Joon Hur
Title: Executive Director

[Signature Page to Limited Waiver and Consent to Credit Agreement]

BARCLAYS BANK PLC,
as Lender

By: /s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

[Signature Page to Limited Waiver and Consent to Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC,
as Lender

By: /s/ Keshia Leday
Name: Keshia Leday
Title: Authorized Signatory

[Signature Page to Limited Waiver and Consent to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Lender

By: /s/ Roberto Ellinghaus
Name: Roberto Ellinghaus
Title: Vice President

[Signature Page to Limited Waiver and Consent to Credit Agreement]

BANK OF AMERICA, N.A.,
as Lender

By: /s/ Joseph L. Corah
Name: Joseph L. Corah
Title: Managing Director

[Signature Page to Limited Waiver and Consent to Credit Agreement]